Exhibit 5.4

CONSENT OF BORDEN LADNER GERVAIS LLP

     We hereby consent to the reference to our firm name in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption “Income Tax Considerations”.

/s/ Borden Ladner Gervais LLP

Borden Ladner Gervais LLP

March 22, 2004
Vancouver, British Columbia